POWER OF ATTORNEY

	Know all by these presents that the undersigned hereby constitutes and appoints each of Margaret E. McCandless and Michelle
A. Perry, signing singly, the undersigned's true and lawful attorney-in-fact to:

	(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or director nominee of Royal Gold, Inc. (the "Company"), any Form ID and Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form ID or Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in the form and will contain the terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

	The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, lawfully does or causes to be done by virtue of this power of attorney and the rights and powers herein granted.

	The undersigned acknowledges that the named attorneys-in-fact, in serving in that capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney will remain in full force and effect until the undersigned is no longer required to file Forms ID or Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date listed below.



					/s/ Fabiana
Chubbs__________________________________
					Fabiana Chubbs

					Date:
11/16/2020__________________________________